Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Igor Volshteyn, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of CCUR Holdings, Inc. on Form 10-Q for the fiscal quarter ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of CCUR Holdings, Inc.

	By:	/s/ Igor Volshteyn
Date: February 16, 2021	Name:	Igor Volshteyn
	Title:	President and Chief Operating Officer (Principal Executive Officer and Principal Financial Officer)

I, Jonathan Tegge, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of CCUR Holdings, Inc. on Form 10-Q for the fiscal quarter ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of CCUR Holdings, Inc.

	By:	/s/ Jonathan Tegge
Date: February 16, 2021	Name:	Jonathan Tegge
	Title:	Chief Financial Officer (Principal Accounting Officer)